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                                                                    Exhibit 99.2

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
N E W S  B U L L E T I N           RE: Starwood Financial                 TriNet Corporate
                                       1114 Avenue of the Americas        Realty Trust
        FROM:                          27th Floor                         One Embarcadero Center
                                       New York, NY 10036                 33rd Floor
The Financial Relations Board          Traded ASE: APT                    San Francisco, CA 94111
-----------------------------                                             Traded NYSE: TRI
B S M G  W O R L D W I D E
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
AT STARWOOD FINANCIAL:                                 AT TRINET:
Spencer B. Haber                                       Elisa F. DiTommaso
Executive Vice President-Finance and CFO               Senior Vice President-Finance and CFO
(212) 930-9400                                         (415) 391-4300

MEDIA INQUIRIES:                                       INVESTOR INQUIRIES:
Eric Berman, Adam Weiner or Sarah Zitter Milstein      Innisfree M&A Incorporated
Kekst and Company                                      (888) 750-5834
(212) 521-4800
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    FOR IMMEDIATE RELEASE
    NOVEMBER 3, 1999

                      TRINET AND STARWOOD FINANCIAL STOCKHOLDERS
                           APPROVE MERGER OF COMPANIES

    SAN FRANCISCO AND NEW YORK CITY, November 3, 1999 - TriNet Corporate Realty Trust, Inc. (NYSE:TRI) and Starwood Financial Trust (AMEX: APT) today reported that their respective stockholders have approved the companies' plan to merge. No other approvals are required in order to close the transaction. The companies plan to close the merger promptly.

    The proposed merger required approval of 66 2/3% of TriNet's outstanding shares and approval of 66 2/3% of Starwood Financial's outstanding shares. Approximately 83% of the shares voted by TriNet stockholders were cast in favor of the merger at a special meeting of TriNet stockholders held this morning in San Francisco. Over 99% of the shares voted by Starwood Financial shareholders were cast in favor of the merger at a special meeting of Starwood Financial's shareholders held this morning in New York.

    In the merger, TriNet stockholders will receive 1.15 shares of Starwood Financial common stock for each share of TriNet common stock they own. The combined company will be the largest publicly-traded finance company focused exclusively on the commercial real estate industry.

    Starwood Financial's shareholders also approved Starwood Financial's proposal to acquire ownership of its external advisor and its proposal to change Starwood Financial's form of organization from a trust to a corporation and eliminate its dual class share structure.

    TriNet Corporate Realty Trust, Inc. is the largest publicly-traded company specializing in the net leasing of corporate office and warehouse distribution properties. TriNet provides capital to major corporations and real estate owners nationwide by structuring purchase/leaseback transactions and acquiring properties subject to existing long-term leases to creditworthy office


                                        -MORE-

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    TRINET AND STARWOOD FINANCIAL STOCKHOLDERS APPROVE MERGER OF COMPANIES
    PAGE 2 OF 2

    and industrial tenants. The company's portfolio contains 142 properties comprising approximately 19 million square feet in 25 states and is 95% leased. Additional information on TriNet Corporate Realty Trust, Inc. is available on the company's Web site at http://www.tricorp.com.

    Starwood Financial is the leading publicly-traded finance company focused exclusively on the commercial real estate industry. The company, which is taxed as a real estate investment trust, provides structured mortgage, mezzanine and lease financing through its proprietary origination, acquisition and servicing platform. The company's mission is to maximize risk-adjusted returns on equity by providing innovative and value-added financing solutions to the real estate industry.

    Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Starwood Financial and TriNet believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, the companies can give no assurance that their expectations will be attained. Factors that could cause actual results to differ materially from the companies' expectations include the combined company's ability to achieve its property disposition targets and its ability to secure a credit enhancement arrangement on satisfactory terms, the combined company's ability to originate new investments, the availability and cost of capital for future investments, competition within the finance and real estate industries, real estate and economic conditions, and other risks detailed from time to time in SEC reports filed by Starwood Financial and TriNet.

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